UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Dividend Rate on Variable Rate Series A Perpetual Stretch Preferred Stock

On March 31, 2026, Strategy Inc (the “Company”) announced that it will maintain the regular dividend rate per annum on the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock effective for monthly periods commencing on or after April 1, 2026 at 11.50%. The Company announced this rate via its website, www.strategy.com/strc.

Cash Dividend Declaration

On March 31, 2026, the board of directors of the Company declared the following cash dividend, payable on April 30, 2026 (or, if such day is not a business day, the next business day) to stockholders of record as of 5:00 p.m., New York City time on April 15, 2026:

Preferred Stock	Ticker	Period	Cash Dividend Per Share

Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	Month ending April 30, 2026	$0.958333333(1)
(1)
The cash dividend declared on STRC for the month ending April 30, 2026 represents a per annum dividend rate of 11.50%.

Expected Tax Treatment

As of April 1, 2026, the Company expects that the dividend payable on April 30, 2026, will be characterized as non-taxable return of capital to the extent of a shareholder’s tax basis in their Variable Rate Series A Perpetual Stretch Preferred Stock for U.S. federal income tax purposes. Special tax considerations may apply to certain taxpayers based on their specific circumstances. Shareholders should consult their own tax advisors regarding the U.S. federal, state, local, and any non-U.S. tax consequences to them in connection with the receipt of distributions.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

The Company also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the tax-deferred return of capital treatment of dividends on our preferred stock, including the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to the Company’s future results of operations, its expectation regarding the tax-deferred return of capital treatment of dividends on the Company's preferred stock, fluctuations in tax benefits or provisions, assumptions underlying the Company’s projections, and the other factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas Chow
	Name:	Thomas Chow
	Title:	Executive Vice President & General Counsel